                                                                    Exhibit 99.1

                       CITICORP AND TRAVELERS GROUP INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


        On April 5, 1998, Citicorp and Travelers Group Inc. (Travelers) agreed to merge (the "Merger"). The Merger will be effected through a merger of Citicorp into a newly formed, wholly owned subsidiary of Travelers. Travelers has applied to the Federal Reserve Board to become a bank holding company. Subsequent to the Merger, Travelers will become known as Citigroup. Travelers stockholders will retain their existing shares, which will automatically represent shares of Citigroup. Each share of Citicorp Common Stock will be exchanged for 2.5 shares of Citigroup Common Stock. The Merger, which is anticipated to be completed in the third quarter of 1998, is expected to be accounted for under the "pooling of interests" method and, accordingly, Travelers' historical consolidated financial statements presented in future reports will be restated to include the accounts and results of Citicorp. The Merger and/or related transactions are subject to customary closing conditions including regulatory approvals. The stockholders of both Citicorp and Travelers approved the Merger on July 22, 1998.

        The following unaudited pro forma condensed combined statement of financial position combines the historical consolidated statement of financial position of Citicorp and the historical consolidated statement of financial position of Travelers, giving effect to the Merger as if it had been consummated on June 30, 1998. The following unaudited pro forma condensed combined statements of income combine the historical statements of income of Citicorp and Travelers giving effect to the Merger as if it had occurred on January 1, 1997. This information should be read in conjunction with the accompanying notes hereto, the separate historical financial statements of Citicorp as of June 30, 1998 and for the three and six month periods ended June 30, 1998 and 1997, which are contained in Citicorp's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and the separate historical financial statements of Travelers as of June 30, 1998 and for the three and six month periods ended June 30, 1998 and 1997, which are contained in Travelers' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

        The pro forma financial data is not necessarily indicative of the results of operations that would have occurred had the Merger been consummated on the dates indicated or of future operations of the combined company.

                                              Citicorp and Travelers Group Inc.
                            Unaudited Pro Forma Condensed Combined Statement of Financial Position
                                                     As of June 30, 1998
                                                        (in millions)

                                                                      Citicorp      Travelers      Pro Forma       Pro Forma
 Assets                                                              Historical    Historical      Adjustments     Combined
 ------                                                            -------------- -------------  --------------  -------------
 Cash and cash equivalents                                              $ 23,476       $ 4,895            $ -        $ 28,371
 Investments                                                              37,277        64,442                        101,719
 Federal funds sold and securities borrowed or
     purchased under agreements to resell                                 12,375       131,318                        143,693
 Brokerage receivables                                                                  22,734                         22,734
 Trading account assets                                                   37,121       138,766                        175,887

 Consumer loans                                                          107,410        12,171                        119,581
 Commercial loans                                                         84,856                                       84,856
 Allowance for credit losses                                              (6,182)         (347)                        (6,529)
------------------------------------------------------------------------------------------------------------------------------
     Loans, net                                                          186,084        11,824              -         197,908

 Reinsurance recoverables                                                                9,487                          9,487
 Separate and variable accounts                                                         13,878                         13,878
 Other assets                                                             34,418        22,732                         57,150
==============================================================================================================================
      Total assets                                                     $ 330,751     $ 420,076            $ -       $ 750,827
==============================================================================================================================

 Liabilities
 -----------
 Deposits                                                              $ 215,982           $ -            $ -       $ 215,982
 Investment banking and brokerage borrowings                                            18,682                         18,682
 Short-term borrowings                                                    10,389         4,392                         14,781
 Long-term debt                                                           18,982        30,551                         49,533
 Federal funds purchased and securities loaned or
     sold under agreements to repurchase                                  11,413       124,258                        135,671
 Brokerage payables                                                                     27,053                         27,053
 Trading account liabilities                                              29,121        95,348                        124,469
 Insurance policy and claims reserves                                                   43,744                         43,744
 Contractholder funds and separate and variable accounts                                29,418                         29,418
 Other liabilities                                                        22,172        21,078                         43,250
------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                   308,059       394,524              -         702,583
------------------------------------------------------------------------------------------------------------------------------

 Redeemable preferred stock - Series I                                                     280                            280
 Trust preferred securities - parent obligated                               975         1,200           (975)          1,200
 Trust preferred securities - subsidiary obligated                                       1,645            975           2,620

 Stockholders' equity
 --------------------
 Preferred stock                                                           1,275         1,450                          2,725
 Common stock                                                                506            12           (494)             24
 Additional paid-in capital                                                6,512         5,988         (4,083)          8,417
 Retained earnings                                                        18,371        17,309                         35,680
 Treasury stock, at cost                                                  (4,577)       (3,118)         4,577          (3,118)
 Accumulated other changes in equity from nonowner sources                  (370)        1,263                            893
 Unearned compensation                                                                    (477)                          (477)
------------------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                           21,717        22,427              -          44,144
------------------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                            $ 330,751     $ 420,076            $ -       $ 750,827
==============================================================================================================================

                    See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

                             CITICORP AND TRAVELERS GROUP INC.
                 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          FOR THE THREE MONTHS ENDED JUNE 30, 1998
                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                           Citicorp   Travelers     Pro Forma
                                                          Historical Historical     Combined
                                                         ----------- ----------    -----------
 REVENUES:
 Loan interest, including fees                              $ 5,096   $   421         $ 5,517
 Other interest and dividends                                 1,562     4,556           6,118
 Insurance premiums                                                     2,395           2,395
 Commissions and fees                                         1,553     1,432           2,985
 Principal transactions                                         563       315             878
 Asset management and administration fees                                 553             553
 Realized gains from sales of investments                       300        44             344
 Other income                                                   791       380           1,171
----------------------------------------------------------------------------------------------
 Total revenues                                               9,865    10,096          19,961
 Interest expense                                             3,663     3,333           6,996
----------------------------------------------------------------------------------------------
     Total revenues, net of interest expense                  6,202     6,763          12,965
----------------------------------------------------------------------------------------------

 OPERATING EXPENSES:
 Policyholder benefits and claims                                       2,047           2,047
 Non-insurance compensation and benefits                      1,825     1,609           3,434
 Insurance underwriting, acquisition and operating                        811             811
 Provision for credit losses                                    564        91             655
 Other operating                                              2,058       382           2,440
----------------------------------------------------------------------------------------------
     Total operating expenses                                 4,447     4,940           9,387
----------------------------------------------------------------------------------------------
 Income before income taxes and minority interest             1,755     1,823           3,578
 Provision for income taxes                                     658       630           1,288
 Minority interest, net of income taxes                                    52              52
----------------------------------------------------------------------------------------------
 NET INCOME                                                 $ 1,097   $ 1,141         $ 2,238
==============================================================================================

 BASIC EARNINGS PER SHARE:
 Net income                                                 $  2.37   $  0.99         $  0.97
==============================================================================================
 Weighted average common shares outstanding                   451.8   1,117.7         2,247.2
==============================================================================================

 DILUTED EARNINGS PER SHARE:
 Net income                                                 $  2.30   $  0.95         $  0.94
==============================================================================================
 Adjusted weighted average common shares
     outstanding                                              464.4   1,172.1         2,333.1
==============================================================================================


 SUPPLEMENTAL INFORMATION:
    Net interest revenue                                    $ 2,995   $ 1,644         $ 4,639
    Net interest revenue after provision for credit losses    2,431     1,553           3,984
==============================================================================================

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                       CITICORP AND TRAVELERS GROUP INC.
                          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   FOR THE THREE MONTHS ENDED JUNE 30, 1997
                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     Citicorp      Travelers        Pro Forma
                                                                    Historical    Historical        Combined
                                                                  -------------- -------------    -------------
 REVENUES:
 Loan interest, including fees                                          $ 4,717         $ 321          $ 5,038
 Other interest and dividends                                             1,424         4,047            5,471
 Insurance premiums                                                                     2,220            2,220
 Commissions and fees                                                     1,441         1,172            2,613
 Principal transactions                                                     408           709            1,117
 Asset management and administration fees                                                 399              399
 Realized gains from sales of investments                                   124             7              131
 Other income                                                               475           309              784
---------------------------------------------------------------------------------------------------------------
 Total revenues                                                           8,589         9,184           17,773
 Interest expense                                                         3,278         2,792            6,070
---------------------------------------------------------------------------------------------------------------
     Total revenues, net of interest expense                              5,311         6,392           11,703
---------------------------------------------------------------------------------------------------------------

 OPERATING EXPENSES:
 Policyholder benefits and claims                                                       1,906            1,906
 Non-insurance compensation and benefits                                  1,607         1,511            3,118
 Insurance underwriting, acquisition and operating                                        799              799
 Provision for credit losses                                                512            73              585
 Other operating                                                          1,566           654            2,220
---------------------------------------------------------------------------------------------------------------
     Total operating expenses                                             3,685         4,943            8,628
---------------------------------------------------------------------------------------------------------------
 Income before income taxes and minority interest                         1,626         1,449            3,075
 Provision for income taxes                                                 602           517            1,119
 Minority interest, net of income taxes                                                    49               49
---------------------------------------------------------------------------------------------------------------
 NET INCOME                                                             $ 1,024         $ 883          $ 1,907
===============================================================================================================

 BASIC EARNINGS PER SHARE:
 Net income                                                              $ 2.16        $ 0.77           $ 0.82
===============================================================================================================
 Weighted average common shares outstanding                               458.5       1,101.1          2,247.4
===============================================================================================================

 DILUTED EARNINGS PER SHARE:
 Net income                                                              $ 2.10        $ 0.73           $ 0.78
===============================================================================================================
 Adjusted weighted average common shares
     outstanding                                                          471.3       1,178.0          2,356.3
===============================================================================================================


 SUPPLEMENTAL INFORMATION:
    Net interest revenue                                                $ 2,863       $ 1,576          $ 4,439
    Net interest revenue after provision for credit losses                2,351         1,503            3,854
===============================================================================================================

             See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                       CITICORP AND TRAVELERS GROUP INC.
                          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     Citicorp      Travelers        Pro Forma
                                                                    Historical    Historical        Combined
                                                                  -------------- -------------    -------------
 REVENUES:
 Loan interest, including fees                                          $ 9,939         $ 828         $ 10,767
 Other interest and dividends                                             3,022         8,977           11,999
 Insurance premiums                                                                     4,735            4,735
 Commissions and fees                                                     2,994         2,866            5,860
 Principal transactions                                                   1,148         1,095            2,243
 Asset management and administration fees                                               1,051            1,051
 Realized gains from sales of investments                                   541           188              729
 Other income                                                             1,290           724            2,014
---------------------------------------------------------------------------------------------------------------
 Total revenues                                                          18,934        20,464           39,398
 Interest expense                                                         7,127         6,510           13,637
---------------------------------------------------------------------------------------------------------------
     Total revenues, net of interest expense                             11,807        13,954           25,761
---------------------------------------------------------------------------------------------------------------

 OPERATING EXPENSES:
 Policyholder benefits and claims                                                       4,041            4,041
 Non-insurance compensation and benefits                                  3,539         3,391            6,930
 Insurance underwriting, acquisition and operating                                      1,623            1,623
 Provision for credit losses                                              1,071           178            1,249
 Other operating                                                          3,738         1,138            4,876
---------------------------------------------------------------------------------------------------------------
     Total operating expenses                                             8,348        10,371           18,719
---------------------------------------------------------------------------------------------------------------
 Income before income taxes and minority interest                         3,459         3,583            7,042
 Provision for income taxes                                               1,297         1,239            2,536
 Minority interest, net of income taxes                                                   110              110
---------------------------------------------------------------------------------------------------------------
 NET INCOME                                                             $ 2,162       $ 2,234          $ 4,396
===============================================================================================================

 BASIC EARNINGS PER SHARE:
 Net income                                                             $  4.65       $  1.94          $  1.90
===============================================================================================================
 Weighted average common shares outstanding                               452.0       1,116.8          2,246.8
===============================================================================================================

 DILUTED EARNINGS PER SHARE:
 Net income                                                             $  4.53       $  1.87          $  1.84
===============================================================================================================
 Adjusted weighted average common shares
     outstanding                                                          463.8       1,170.5          2,330.0
===============================================================================================================


 SUPPLEMENTAL INFORMATION:
    Net interest revenue                                                $ 5,834       $ 3,295          $ 9,129
    Net interest revenue after provision for credit losses                4,763         3,117            7,880
===============================================================================================================

             See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                       CITICORP AND TRAVELERS GROUP INC.
                          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     Citicorp      Travelers        Pro Forma
                                                                    Historical    Historical        Combined
                                                                  -------------- -------------    -------------
 REVENUES:
 Loan interest, including fees                                          $ 9,271         $ 627          $ 9,898
 Other interest and dividends                                             2,727         7,545           10,272
 Insurance premiums                                                                     4,444            4,444
 Commissions and fees                                                     2,793         2,378            5,171
 Principal transactions                                                     903         1,471            2,374
 Asset management and administration fees                                                 788              788
 Realized gains from sales of investments                                   232            24              256
 Other income                                                               912           607            1,519
---------------------------------------------------------------------------------------------------------------
 Total revenues                                                          16,838        17,884           34,722
 Interest expense                                                         6,331         5,170           11,501
---------------------------------------------------------------------------------------------------------------
     Total revenues, net of interest expense                             10,507        12,714           23,221
---------------------------------------------------------------------------------------------------------------

 OPERATING EXPENSES:
 Policyholder benefits and claims                                                       3,811            3,811
 Non-insurance compensation and benefits                                  3,272         3,059            6,331
 Insurance underwriting, acquisition and operating                                      1,604            1,604
 Provision for credit losses                                                935           145            1,080
 Other operating                                                          3,070         1,299            4,369
---------------------------------------------------------------------------------------------------------------
     Total operating expenses                                             7,277         9,918           17,195
---------------------------------------------------------------------------------------------------------------
 Income before income taxes and minority interest                         3,230         2,796            6,026
 Provision for income taxes                                               1,211         1,000            2,211
 Minority interest, net of income taxes                                                    98               98
---------------------------------------------------------------------------------------------------------------
 NET INCOME                                                             $ 2,019       $ 1,698          $ 3,717
===============================================================================================================

 BASIC EARNINGS PER SHARE:
 Net income                                                             $  4.23       $  1.47          $  1.59
===============================================================================================================
 Weighted average common shares outstanding                               460.0       1,102.5          2,252.5
===============================================================================================================

 DILUTED EARNINGS PER SHARE:
 Net income                                                             $  4.11       $  1.40          $  1.52
===============================================================================================================
 Adjusted weighted average common shares
     outstanding                                                          473.5       1,179.6          2,363.4
===============================================================================================================


 SUPPLEMENTAL INFORMATION:
    Net interest revenue                                                $ 5,667       $ 3,002          $ 8,669
    Net interest revenue after provision for credit losses                4,732         2,857            7,589
===============================================================================================================

             See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements


                       CITICORP AND TRAVELERS GROUP INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

        The Merger Agreement provides that each share of Citicorp Common Stock will be exchanged for 2.5 shares of Citigroup Common Stock. The Merger, which is anticipated to be completed in the third quarter of 1998, is expected to be accounted for under the "pooling of interests" method and, accordingly, Travelers' historical consolidated financial statements presented in future reports will be restated to include the accounts and results of Citicorp. The Merger and/or related transactions are subject to customary closing conditions including regulatory approval. The stockholders of both Citicorp and Travelers approved the Merger on July 22, 1998.

2. ACCOUNTING POLICIES AND FINANCIAL STATEMENT CLASSIFICATIONS

        Citicorp and Travelers are in the process of reviewing their accounting policies and financial statement classifications and, as a result of this review, it may be necessary to restate either Citicorp's or Travelers' financial statements to conform to those accounting policies and classifications that are determined to be most appropriate.

3. INTERCOMPANY TRANSACTIONS

        Transactions between Citicorp and Travelers are not material in relation to the pro forma combined financial statements and therefore intercompany balances have not been eliminated from the pro forma combined accounts.

4. PRO FORMA ADJUSTMENTS

        The pro forma adjustments to common stock, additional paid-in capital, and treasury stock reflect the retirement of shares of Citicorp Common Stock held in treasury and the issuance at June 30, 1998 of 1,129.8 million shares of Citigroup Common Stock to effect the Merger, calculated by multiplying the number of shares of Citicorp Common Stock outstanding at June 30, 1998 (451.9 million shares) by the exchange ratio (2.5). The number of shares to be issued at consummation of the Merger will be based on the actual number of shares of Citicorp Common Stock outstanding at that time. Additionally, the pro forma adjustments transfer Citicorp's trust preferred securities to subsidiary obligated to reflect the merger of Citicorp into a newly formed, wholly owned subsidiary of Travelers.

5. PRO FORMA CAPITAL RATIOS

        The pro forma combined risk-based capital and leverage ratios at June 30, 1998 are estimated to be:

                Tier 1 Capital Ratio..................  8.5%
                Total Capital Ratio................... 11.0%
                Leverage Ratio........................  5.7%

6. PRO FORMA EARNINGS PER SHARE

        The pro forma combined basic and diluted earnings per share for the respective periods presented is based on the combined weighted average number of common shares and adjusted weighted average shares of Citicorp and Travelers. The number of weighted average common shares and adjusted weighted average shares of Citicorp is based on an exchange ratio of 2.5 shares of Citigroup Common Stock for each issued and outstanding share of Citicorp. The pro forma combined basic and diluted earnings per share have been calculated as follows:

                                                         FOR THE QUARTER                FOR THE SIX MONTHS
                                                          ENDED JUNE 30,                  ENDED JUNE 30,
                                                      ---------------------------------------------------------
(in millions, except per share amounts)                 1998            1997            1998            1997
---------------------------------------------------------------------------------------------------------------

Net income............................................  $2,238          $1,907          $4,396          $3,717
Preferred dividends...................................     (58)            (70)           (121)           (144)
                                                      ---------------------------------------------------------
Income available to common
  stockholders for basic EPS..........................   2,180           1,837           4,275           3,573
Effect of dilutive securities.........................       6              10              12              20
                                                      ---------------------------------------------------------
Income available to common
  stockholders for diluted EPS........................  $2,186          $1,847          $4,287          $3,593
                                                      =========================================================

Weighted average common shares
  outstanding applicable to basic EPS.................  2,247.2         2,247.4         2,246.8         2,252.5
Effect of dilutive securites:
      Convertible securities..........................     13.2            26.6            13.2            26.6
      Employee stock plans............................     69.3            75.3            66.7            77.4
      Warrants........................................      3.4             7.0             3.3             6.9
                                                      ---------------------------------------------------------
Adjusted weighted average common
  shares outstanding applicable to diluted EPS........  2,333.1         2,356.3         2,330.0         2,363.4
                                                      =========================================================

Basic earnings per share..............................    $0.97           $0.82           $1.90           $1.59
                                                      =========================================================

Diluted earnings per share............................    $0.94           $0.78           $1.84           $1.52
                                                      =========================================================

7. RESTRUCTURING CHARGE AND FUTURE COST SAVINGS

        The pro forma combined financial statements do not reflect any restructuring costs related to the Merger. Management has not yet determined the amount of such costs; however, a restructuring charge may be recorded after the consummation of the Merger. Management does not anticipate that any such charge will be material to the financial position of the combined company.

        The pro forma combined financial statements do not reflect any future cost savings that may result from the reduction of overhead expense, changes in corporate infrastructure, and the elimination of redundant expenses. Although management expects that cost savings will result from the Merger, there can be no assurance that cost savings will be achieved.